      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 7, 2002

                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        ADVANCED ENERGY INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                     DELAWARE                         84-0846841
         (State or other jurisdiction of            (IRS Employer
          incorporation or organization)        Identification Number)

                             1625 SHARP POINT DRIVE
                          FORT COLLINS, COLORADO 80525
                                 (970) 221-4670
          (Address, including postal or zip code, and telephone number, including area code, of registrant's principal executive offices)

                                MICHAEL EL-HILLOW
                SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                        ADVANCED ENERGY INDUSTRIES, INC.
                             1625 SHARP POINT DRIVE
                          FORT COLLINS, COLORADO 80525
                                 (970) 221-4670
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                                JAY L. MARGULIES
                            THELEN REID & PRIEST LLP
                     333 WEST SAN CARLOS STREET, 17th FLOOR
                         SAN JOSE, CALIFORNIA 94110-2701
                                 (408) 282-1815

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered solely in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

     Title of Shares                                      Proposed Maximum          Proposed Maximum             Amount of
     to be Registered       Amount to be Registered   Aggregate Price Per Unit  Aggregate Offering Price      Registration Fee
     ----------------       -----------------------   ------------------------  ------------------------      ----------------
Common Stock, par value
$0.001 per share.                   120,000                   $31.82(1)               $3,818,400(1)               $351.29

(1) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended. The above calculation is based on the average of the reported high and low prices of Advanced Energy's Common Stock on the Nasdaq National Market on May 6, 2002.

                                   ----------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                    SUBJECT TO COMPLETION, DATED MAY 7, 2002


PROSPECTUS


[ADVANCED ENERGY INDUSTRIES, INC. LOGO]

                                 120,000 Shares
                        Advanced Energy Industries, Inc.
                                  Common Stock
                          (Par Value $0.001 per share)

This prospectus relates to the resale of shares of common stock of Advanced Energy Industries, Inc., a Delaware corporation, by Russell F. Jewett, the selling holder named in this prospectus. In April 2002, we acquired the shares of Litmas, a California corporation, we did not already own, through a merger of Litmas with one of our wholly-owned subsidiaries. Mr. Jewett was the sole shareholder of Litmas other than Advanced Energy. We acquired Mr. Jewett's shares of Litmas stock in the merger and in exchange issued to Mr. Jewett 120,000 shares of Advanced Energy common stock. We will not receive any cash proceeds from the sale of shares offered under this prospectus.

Up to 120,000 shares of the common stock offered hereby may be resold by Mr. Jewett, the selling holder. The selling holder will receive all of the proceeds from the sale of the securities and will pay any underwriting discounts and selling commissions applicable to any sale. The selling holder and any broker-dealers, agents or underwriters that participate in the distribution of the securities may be "underwriters" within the meaning of the Securities Act of 1933, and any commission received by them and any profit on the resale of the securities purchased by them may be underwriting commission or discounts under the Securities Act.

We are paying all expenses of registration incurred in connection with this offering, other than underwriter commissions and similar selling fees, any transfer costs or any taxes owed upon any sales by the selling holder.

Our common stock is traded on the Nasdaq National Market under the symbol "AEIS." The last reported sale price on May 6, 2002 was $31.25.

INVESTING IN ADVANCED ENERGY'S COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 4 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  The date of this prospectus is May ___, 2002

                                Table of Contents

                                                                                                 Page
       About this Prospectus                                                                      2
       Summary                                                                                    2
       Risk Factors                                                                               4
       Where You Can Find More Information                                                        4
       Cautionary Note on Forward-Looking Statements                                              5
       Use of Proceeds                                                                            6
       Selling Holder                                                                             6
       Plan of Distribution                                                                       7
       Legal Matters                                                                              8
       Experts                                                                                    9


                              ABOUT THIS PROSPECTUS


This document is called a prospectus and is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration or continuous offering process. Under this shelf process, the selling holder may from time to time sell the securities described in this prospectus in one or more offerings.


This prospectus provides you with a general description of the securities that the selling holder may offer.


We will make copies of this prospectus available to the selling holder and have informed him of the need to deliver copies of this prospectus to purchasers at or prior to the time of any sale of the shares. To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."


We are not making an offer or soliciting a purchase of these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation.


The prospectus incorporates business, financial and risk information about us that is not included in or delivered with this document. YOU MAY REQUEST AND OBTAIN THIS INFORMATION FREE OF CHARGE BY WRITING OR TELEPHONING US AT THE FOLLOWING ADDRESS: ADVANCED ENERGY INDUSTRIES, INC., 1625 SHARP POINT DRIVE, FORT COLLINS, COLORADO 80525, ATTENTION: INVESTOR RELATIONS, TELEPHONE: (970) 221-4670.


                                     SUMMARY


The following summary is qualified in its entirety by the more detailed information and historical consolidated financial statements, including the notes to those financial statements, incorporated by reference herein. Investors should carefully consider the information set forth under "Risk Factors" in the documents incorporated by reference herein. Unless the context otherwise requires, the term "Advanced Energy" refers to Advanced Energy Industries, Inc., and the terms "we," "us" and "our" refer to Advanced Energy Industries, Inc., and its consolidated subsidiaries.


                        ADVANCED ENERGY INDUSTRIES, INC.


We design, manufacture and support a group of key subsystems for vacuum process systems. Our customers use our products in plasma-based thin-film processing equipment that is essential to the manufacture of semiconductors; compact disks, DVDs and other digital storage media; flat-panel computer and television screens; coatings for architectural glass and optics. We also manufacture power supplies for advanced technology computer workstations.


Our direct current, or DC, and radio frequency, or RF, power systems refine, modify and control the raw electrical power from a utility and convert it into power that is uniform and predictable. This allows manufacturing equipment to produce and deposit very thin films at an even thickness on a mass scale. Moreover, through our acquisitions of Engineering Measurements Company in January 2001 and Aera Japan Ltd. in January 2002, which provide gas flow products, and Noah Holdings, Inc. in April 2000 and Sekidenko, Inc. in August 2000, which provide thermal control and measurement products, we are a company that can provide high quality components and systems that bring together technologies that provide our customers increased precision and productivity.


We market and sell our systems primarily to large, original equipment manufacturers, or OEMs, of semiconductor, flat panel display, data storage and other industrial thin film manufacturing equipment. We have sold our systems worldwide to more than 100 OEMs and directly to more than 500 end-users. Our principal customers include Applied Materials, Inc., Axcelis Technologies, Inc., Lam Research Corporation, Novellus Systems, Inc., ULVAC Technologies, Inc. and The Unaxis Corporation. Sales to customers in the semiconductor capital equipment industry comprised 59% of our sales in 2001, 70% in 2000 and 65% in 1999. We sell our systems primarily through direct sales personnel to customers in the United States, Europe and Asia, and through distributors in various regions outside the United States. International sales represented 36% of our sales in 2001, 28% in 2000 and 27% in 1999.


DEVELOPMENT OF COMPANY BUSINESS


We incorporated in Colorado in 1981 and reincorporated in Delaware in 1995. In 1995, we effected the initial public offering of our common stock. Our executive offices are located at 1625 Sharp Point Drive, Fort Collins, Colorado 80525, and our telephone number is (970) 221-4670.


RECENT DEVELOPMENTS


On January 18, 2002, we completed our acquisition of Aera Japan Limited, a Japanese corporation. The acquisition was effected through our subsidiary AE-Japan, which purchased all of the outstanding stock of Aera. The aggregate purchase price paid by AE-Japan was 5.73 billion Japanese yen (approximately $44 million, based upon an exchange rate of 130:1), which was funded from our available cash. In connection with the acquisition, AE-Japan assumed approximately $34 million of Aera's debt. Aera, which is headquartered in Hachioji, Japan, has manufacturing facilities there and manufacturing, sales and service offices in Austin, Texas; Dresden, Germany; Edinburgh, Scotland; and Bundang, South Korea; and sales and service offices in Kirchheim, Germany; and Hshinchu, Taiwan. Aera supplies the semiconductor capital equipment industry with product lines that include digital mass flow controllers, pressure-based mass flow controllers, liquid mass flow controllers, ultrasonic liquid flow meters and liquid vapor delivery systems.


On March 28, 2002, we acquired Dressler HF Technik GmbH, a privately owned Germany-based provider of power supplies and matching networks, for a purchase price of $16.75 million. We may pay an additional $3.25 million if Dressler is able to achieve certain key business objectives by March 30, 2003.


Prior to April 2, 2002, we held a total ownership stake of 59.5% in Litmas, a privately held, California corporation based in North Carolina which develops and manufactures integrated power and plasma generating equipment. Litmas' products are used for abating exhaust gasses from semiconductor equipment, as plasma sources for manufacturing integrated circuits and fiber optics and as emission sources for spectroscopy. On April 2, 2002, we acquired all of the remaining outstanding shares of Litmas through a merger, in exchange for the issuance of 120,000 shares of Advanced Energy common stock to Russell F. Jewett, the sole shareholder of Litmas other than Advanced Energy. Litmas was founded in 1998.

On April 17, 2002, we reported our unaudited financial results for the first quarter ended March 31, 2002. Revenues for the first quarter of 2002 were $42.9 million, including $6.7 million from Aera Japan Ltd., which we acquired in January 2002. This represents a decrease of 43 percent from $74.7 million for the first quarter of 2001, and an increase of 26 percent from $34.0 million for the fourth quarter of 2001. Net loss for the first quarter of 2002 was $8.7 million, or $0.27 per share compared to first quarter 2001 net income of $5.1 million, or $0.16 per diluted share. This compares to the fourth quarter 2001 net loss of $14.4 million, or $0.45 per share.


THE OFFERING


This prospectus relates to the resale of shares of common stock of Advanced Energy by Russell F. Jewett, the selling holder named in this prospectus. We will not receive any cash proceeds from the sale of shares offered under this prospectus.


Mr. Jewett may sell any or all of the 120,000 shares of the common stock covered by this prospectus, or may choose not to sell any shares. He will pay any underwriting discounts and selling commissions applicable to any sale.


                                  RISK FACTORS


Investing in our common stock involves a high degree of risk. Please see the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2001, which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus. The risks and uncertainties described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. Before making an investment decision, you should consult with your legal, tax and investment advisers as to the effect to you of an investment in Advanced Energy common stock.


                       WHERE YOU CAN FIND MORE INFORMATION


We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act, relating to the common stock being offered. This prospectus is filed as part of the registration statement. Other parts of the registration statement are omitted from this prospectus.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC's website is located at www.sec.gov and contains reports, proxy and information statements and other information regarding issuers who file electronically. Our website is located at www.advanced-energy.com, but the information on our website is not a part of this prospectus.


In this document, we "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring to that information. The information incorporated by reference is considered to be part of this prospectus, and later information we file with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed:


1. Our annual report on Form 10-K for the year ended December 31, 2001, including the information incorporated by reference therein from our definitive proxy statement relating to our 2002 annual meeting of stockholders;


2. Our current reports on Form 8-K and Form 8-K/A filed on February 1, 2002 and April 2, 2002, respectively;

3. Our current reports on Form 8-K and Form 8-K/A filed on May 2, 2002 and May 3, 2002, respectively; and

4. Our Form 8-A for registration of our common stock filed on October 12, 1995, including any amendment or reports filed for the purpose of updating such description.


You may obtain copies of these documents and filings, at no cost, by writing or telephoning us at the following address: Advanced Energy Industries, Inc., 1625 Sharp Point Drive, Fort Collins, Colorado 80525, Attention: Investor Relations.
Telephone: (970) 221-4670.


YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS, INCLUDING ANY INFORMATION INCORPORATED HEREIN BY REFERENCE, IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE DOCUMENT.


                  CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS


Some of the statements contained in or incorporated by reference in this prospectus include "forward-looking statements" within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements contained or incorporated by reference in this prospectus, other than statements of historical fact, are "forward-looking statements." The words "anticipate," "believe," "estimate," "expect," "plan," "intend" and similar expressions are intended to identify these forward-looking statements, but are not the exclusive means of identifying them. These forward-looking statements reflect the current views of our management. However, various risks, uncertainties and contingencies could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, these statements, including the following:


         o        customer inventory levels, needs and order levels;

         o        our future revenues;


         o        our future gross profit;


         o        market acceptance of our products;


         o        research and development expenses;


         o        selling, marketing, general and administrative expenditures;


         o        capital resources sufficiency and availability;


         o        potential acquisitions;


         o        capital expenditures;


         o        restructuring activities and expenses;


         o        general economic conditions in the U.S. and worldwide; and


         o the other risks and uncertainties discussed under the heading "Risk Factors" and elsewhere in this prospectus and in the documents incorporated by reference.


Our actual results could differ materially from those projected or assumed in our forward-looking statements, because forward-looking statements by their nature are subject to risks and uncertainties. Factors that could contribute to these differences or prove our forward-looking statements, by hindsight, to be overly optimistic or unachievable, include the factors described in this section. Other factors, including factors which we do not now consider material, also might contribute to the differences between our forward-looking statements and our actual results. We assume no obligation to update any forward-looking statement or the reasons why our actual results might differ.


                                 USE OF PROCEEDS


All of the shares of our common stock are being sold by the selling holder, who will receive all of the net proceeds of any resales. We will not receive any proceeds from the sale of these shares.


                                 SELLING HOLDER


We issued 120,000 shares to Mr. Jewett in connection with the acquisition of Litmas on April 2, 2002, which occurred through a merger of Litmas with one of our wholly-owned subsidiaries, LTM Acquisition Corporation, a California corporation. As part of the acquisition, we undertook a contractual obligation to file a registration statement covering the resale of the shares of Advanced Energy common stock issued to Mr. Jewett.


Mr. Jewett, the selling holder, may from time to time offer and sell pursuant to this prospectus any or all of the 120,000 shares of Advanced Energy common stock received in the merger and covered by this prospectus. Mr. Jewett may also elect not to sell any of those shares. The selling holder is not making any representation that any shares covered by the prospectus will be offered for sale. The selling holder reserves the right to accept or reject, in whole or in part, any proposed sale of shares. When we refer to the "selling holder" in this prospectus, we mean Mr. Jewett as well as the pledgees, donees, assignees, transferees, successors and others who later hold any of the selling holder's interests.


As of May 6, 2002, Mr. Jewett did not own beneficially any shares of common stock of Advanced Energy or any of our convertible debt securities, other than the shares covered by this prospectus. The 120,000 shares covered by this prospectus represent less than one percent (1%) of the outstanding shares of Advanced Energy. Mr. Jewett has indicated to us that he intends to retain and not sell pursuant to this prospectus up to 90,000 of the shares. However, he is not required to retain any shares and may choose at any time to sell such shares pursuant to this prospectus. Because Mr. Jewett is free to sell all or any portion of the shares offered hereby, we can make no estimate as to the amount or percentage of the shares of common stock that will be held by the selling holder upon termination of this offering.


Mr. Jewett has not had a material relationship with Advanced Energy within the past three years other than as a director and executive officer of Litmas and as a result of his ownership of Litmas shares prior to the acquisition by Advanced Energy.


This prospectus also covers any additional shares of common stock that become issuable in connection with the shares being registered by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.


                              PLAN OF DISTRIBUTION


We are registering all 120,000 shares on behalf of Mr. Jewett, the selling holder. When we refer to the "selling holder" in this prospectus, we mean Mr. Jewett as well as the pledgees, donees, assignees, transferees, successors and others who later hold any of the selling holder's interests. We will not receive proceeds from this offering. The selling holder will act independently of us in making decisions with respect to the timing, manner and size of each sale.


The selling holder may offer and sell the shares from time to time directly to purchasers. Alternatively, the selling holder may from time to time offer those shares of common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling holders or the purchasers of the common stock for whom they act as agents. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.


We have borne all fees and expenses incurred in connection with the registration of the common stock. The selling holder will pay all expenses incident to the offer and sale of the common stock, including any underwriting discounts, selling commissions or fees, stock transfer taxes or similar costs. The selling holder and any underwriters, broker-dealers or agents that participate in the distribution of the common stock may be "underwriters" within the meaning of the Securities Act, and any profit on the sale of such common stock and any discounts, commissions, concessions or other compensation received by any such underwriter, broker-dealer or agent may be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act.


The selling holder's common stock may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the common stock may be effected in transactions, which may involve block transactions:


         o on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale;


         o in the over-the-counter market;


         o in transactions otherwise than on such exchanges or in the over-the-counter market;


         o through the writing and exercise of options; or


         o through any other method permitted by applicable law, rule or regulation.


In connection with sales of the common stock or otherwise, the selling holder may enter into hedging transactions with broker-dealers or others who may, in turn, engage in short sales of the common stock in the course of hedging the positions they assume. The selling holder may also sell the common stock short and deliver common stock to close out short positions, or loan or pledge common stock to broker-dealers or others who, in turn, may sell such securities.


In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act, may be sold under Rule 144 rather than pursuant to this prospectus.


To comply with the securities laws of certain jurisdictions, if applicable, the common stock will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions, the common stock may not be offered or sold unless it has been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.


The selling holder has advised us that he is neither a broker-dealer nor an affiliate of a broker-dealer. The selling holder has also advised us that he has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of his securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling holder.


We will make copies of this prospectus available to the selling holder and have informed him of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares. To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The selling holder will be subject to certain provisions of the Securities Exchange Act of 1934, as amended, including Regulation M promulgated thereunder, which may limit the timing of purchase and sales of our common stock by the selling holder.


                                  LEGAL MATTERS


The validity of the common stock will be passed upon for us by Thelen Reid & Priest LLP, San Jose, California.

                                     EXPERTS


The consolidated financial statements and schedule of Advanced Energy Industries, Inc. as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.


The financial statements of Aera Japan Limited as of and for the year ended June 30, 2001 incorporated in this prospectus by reference from Advanced Energy Industries, Inc.'s Current Report on Form 8-K/A dated April 2, 2002 have been audited by Deloitte Touche Tohmatsu, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


The following table sets forth an estimate of the expenses to be incurred by the Advanced Energy in connection with the issuance and distribution of the securities being registered:


                                                             Amount to be Paid
                                                             -----------------
SEC Registration Statement Filing Fee                        $   352

Legal Fees and Expenses                                      $10,000

Accounting Fees and Expenses                                 $10,000*

Printing                                                     $ 1,000*

Miscellaneous                                                $ 2,500*
                                                             -------

                  Total                                      $23,852*
                                                             =======


*Estimate.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS


As permitted by the Delaware General Corporation Law ("DGCL"), Advanced Energy's Restated Certificate of Incorporation, as amended (the "AE Certificate"), provides that no director shall be personally liable to Advanced Energy or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the duty of loyalty to Advanced Energy or its stockholders; (ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of the law; (iii) under
Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. While the AE Certificate provides protection from awards for monetary damages for breaches of fiduciary duty, it does not eliminate the director's duty of care. Accordingly, the AE Certificate will not affect the availability of equitable remedies, such as an injunction, based on a director's breach of the duty of care. The provisions of the AE Certificate described above apply to officers of Advanced Energy only if they are directors of Advanced Energy and are acting in their capacity as directors, and does not apply to officers of Advanced Energy who are not directors.


In addition, Advanced Energy's Bylaws provide that Advanced Energy shall indemnify its Executive Officers (as defined in Rule 3b-7 promulgated under the Exchange Act) and directors, and any employee who serves as an Executive Officer or director of any corporation at Advanced Energy's request, to the fullest extent permitted under and in accordance with the DGCL; provided, however, that Advanced Energy may modify the extent of such indemnification by individual contracts with its Executive Officers and directors; and, provided further, that Advanced Energy shall not be required to indemnify any Executive Officer or director in connection with any proceeding (or part thereof) initiated by such person unless: (i) such indemnification is expressly required to be made by law;
(ii) the proceeding was authorized by the directors of Advanced Energy; (iii) such indemnification is provided by Advanced Energy, in its sole discretion, pursuant to the powers vested in Advanced Energy under the DGCL; or (iv) such indemnification is required to be made under Article XI, Section 43, Subsection
(d) of Advanced Energy's Bylaws. Under the DGCL, directors and officers as well as employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Advanced Energy maintains a policy of directors' and officers' liability insurance that insures Advanced Energy's directors and officers against the costs of defense, settlement or payment of a judgment under certain circumstances.


ITEM 16. EXHIBITS


The following is a list of Exhibits filed as part of the Registration Statement:


Exhibit Number            Description of Document

4.1                       Restated Certificate of Incorporation, as amended(1)

4.2                       Bylaws(2)

5.1                       Opinion of Thelen Reid & Priest LLP

23.1                      Consent of Arthur Andersen LLP

23.2                      Consent of Deloitte Touche Tohmatsu

23.3                      Consent of Thelen Reid & Priest LLP(3)

24.1                      Power of Attorney(4)

(1) Incorporated by reference from Advanced Energy's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed August 13, 2001 (File No. 000-26966).

(2) Incorporated by reference from Advanced Energy's Registration Statement on Form S-1, filed September 20, 1995, as amended (File No. 33-97188).

(3) Included in Exhibit 5.1.

(4) Included on the signature pages to this  Registration Statement.


ITEM 17. UNDERTAKINGS


The undersigned Registrant hereby undertakes:


(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;


(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;


(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(3) To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.


The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Collins, State of Colorado, on May 6, 2002.


ADVANCED ENERGY INDUSTRIES, INC.



By: /s/ DOUGLAS S. SCHATZ
    ---------------------
Name: Douglas S. Schatz
Title: President, Chief Executive Officer and Chairman of the Board


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


POWER OF ATTORNEY


Each person whose signature appears below hereby appoints Douglas S. Schatz and Michael El-Hillow, and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement, necessary or advisable to enable the Registrant to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such changes in this registration statement as the aforesaid attorney-in-fact deems appropriate.


/s/ DOUGLAS S. SCHATZ                       Date: May 6, 2002
---------------------
Douglas S. Schatz
President, Chief Executive Officer
and Chairman of the Board
(Principal Executive Officer)


/s/ MICHAEL EL-HILLOW                       Date: May 6, 2002
---------------------
Michael El-Hillow
Senior Vice President and
Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ G. BRENT BACKMAN                        Date: May 6, 2002
--------------------
G. Brent Backman
Director


/s/ RICHARD P. BECK                         Date: May 6, 2002
-------------------
Richard P. Beck
Director


/s/ TRUNG T. DOAN                           Date: May 6, 2002
-----------------
Trung T. Doan
Director


/s/ ARTHUR A. NOETH                         Date: May 6, 2002
-------------------
Arthur A. Noeth
Director


/s/ ELWOOD SPEDDEN                          Date: May 6, 2002
------------------
Elwood Spedden
Director


/s/ GERALD M. STAREK                        Date: May 6, 2002
--------------------
Gerald M. Starek
Director


/s/                                         Date: May __, 2002
-------------------------
Arthur W. Zafiropoulo
Director

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                    DESCRIPTION
------                    -----------
4.1                       Restated Certificate of Incorporation, as amended(1)

4.2                       Bylaws(2)

5.1                       Opinion of Thelen Reid & Priest LLP

23.1                      Consent of Arthur Andersen LLP

23.2                      Consent of Deloitte Touche Tohmatsu

23.3                      Consent of Thelen Reid & Priest LLP(3)

24.1                      Power of Attorney(4)


(1) Incorporated by reference from Advanced Energy's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed August 13, 2001 (File No. 000-26966).

(2) Incorporated by reference from Advanced Energy's Registration Statement on Form S-1, filed September 20, 1995, as amended (File No. 33-97188).

(3) Included in Exhibit 5.1.

(4) Included on the signature pages to this  Registration Statement.